UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust III

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
VistaShares TEPRTantrum Contrarian Select ETF	NYSE Arca, Inc.
VistaShares Target 15 TEPRTantrum Contrarian Distribution ET F	NYSE Arca, Inc.
VistaShares TPLoeb Event Driven Select ETF	NYSE Arca, Inc.
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	NYSE Arca, Inc.
VistaShares TIGR Cub NextGen Select ETF	NYSE Arca, Inc.
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	NYSE Arca, Inc.
VistaShares LAFFTech Select ETF	NYSE Arca, Inc.
VistaShares Target 15 LAFFTech Distribution ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

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Securities Act Registration file number to which this form relates: 333-221764

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 164 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-221764 and 811-23312), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-001056) on January 16, 2026, which is incorporated herein by reference.

The Trust currently consists of 79 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
VistaShares TEPRTantrum Contrarian Select ETF	41-2525621
VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF	41-2597348
VistaShares TPLoeb Event Driven Select ETF	41-2548121
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	41-2573878
VistaShares TIGR Cub NextGen Select ETF	41-2597528
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	41-2574162
VistaShares LAFFTech Select ETF	41-2525872
VistaShares Target 15 LAFFTech Distribution ETF	41-2548258

Item 2.	Exhibits

A.	Certificate of Trust of Impact Shares Fund Trust I adopted May 19, 2016, as filed with the state of Delaware on May 19, 2016, for Impact Shares Funds I Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
B.	First Amended Certificate of Trust dated as of February 2, 2018, as filed with the state of Delaware on February 2, 2018, for Impact Shares Trust I (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(s) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
C.	Second Amended Certificate of Trust dated as of March 19, 2024, as filed with the state of Delaware on March 19, 2024, for Tidal Trust III (formerly Impact Shares Trust I) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i)(b) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on July 2, 2024.
D.	Third Amended and Restated Agreement and Declaration of Trust adopted as of August 23, 2024, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 59, as filed with the SEC on September 6, 2024.
E.	Amended and Restated By-Laws, dated as of December 11, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 164, as filed with the SEC on January 16, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust III

January 20, 2026

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President